UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
November 29, 2006
AMEREN CORPORATION
(Exact name of registrant as specified in its charter)
Missouri	1-14756	43-1723446
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2006, Ameren Corporation (the “Company”) adopted the Ameren Deferred Compensation Plan (the “New Deferred Compensation Plan”), which merges the portion of the Ameren Corporation Executive Incentive Compensation Program Elective Deferral Provisions for Members of the Ameren Leadership Team which relates to post-2004 deferrals into the portion of the Ameren Corporation Deferred Compensation Plan which relates to post-2004 deferrals and amends and restates the foregoing. The New Deferred Compensation Plan permits deferrals of a portion of salary and all or a portion of cash incentive award compensation. The New Deferred Compensation Plan is effective as of January 1, 2007 and will apply to compensation paid to participants on and after such date. A copy of the New Deferred Compensation Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Under the New Deferred Compensation Plan, executive officers and certain key employees may annually (or the first day of the month following the commencement of employment or promotion) choose to defer up to 50 percent (in one percent increments) of their salary and up to 100 percent (in one percent increments or amounts in excess of a threshold) for cash incentive awards. At the request of a participant, the Company may, in its discretion, waive the 50 percent limitation. There are no minimum dollar thresholds for deferrals. Deferred amounts under the New Deferred Compensation Plan earn interest at 150 percent of the average Mergent’s Seasoned AAA Corporate Bond Yield Index (“Mergent’s Index,” formerly called Moody’s Index) rate while the participant is employed by the Company or one of its subsidiaries. After the participant terminates employment for any reason, the deferred amounts under the New Deferred Compensation Plan earn the average Mergent’s Index rate. For 2006, the average Mergent’s Index rate was 5.24 percent, 150 percent of which was 7.86 percent. Interest rates are calculated annually as of January 1.

A participant may choose to receive the deferred amounts at retirement in a lump sum payment or in installments over a set period of up to 15 years. In the event a participant terminates employment with the Company and its subsidiaries prior to age 55, the balance in such participant’s deferral account is distributable in a lump sum to the participant within 30 days of the date the participant terminates employment. In the event a participant terminates employment with the Company and its subsidiaries prior to age 55 and after the occurrence of a Change of Control (as defined in Amended and Restated Ameren Corporation Change of Control Severance Plan, which Plan was filed with the Securities and Exchange Commission on February 16, 2006 as an exhibit to the Company’s Current Report on Form 8-K dated February 10, 2006) the balance in such participant’s deferral account, including interest payable at 150 percent of the average Mergent’s Index rate, is distributable in a lump sum to the participant within 30 days of the date the participant terminates employment.

On November 29, 2006, the Company adopted the Ameren Deferred Compensation Plan for Members of the Board of Directors (the “New Directors Deferred Compensation Plan”), which amends and restates the portion of the Ameren Corporation Deferred Compensation Plan for Members of the Board of Directors which is subject to Section 409A of the Internal Revenue Code of 1986, as amended. The New Directors Deferred Compensation Plan permits non-management directors of the Company to annually (or on the first day of the month following initial election to the Board) choose to defer up to 100 percent (in increments of one percent) of cash retainers and meeting fees. There are no minimum dollar thresholds for deferrals. The New Directors Deferred Compensation Plan is effective as of January 1, 2007 and will apply to cash retainers and meeting fees paid to non-management directors on and after such date. Deferred amounts earn interest at 150 percent of the average Mergent’s Index rate while the participant is a member of the Company’s Board of Directors. After the participant ceases to be a member of the Company’s Board of Directors for any reason after attainment of at least age 55 or dies, the deferred amounts earn interest at the average Mergent’s Index rate. Interest rates are calculated annually as of January 1. A copy of the New Directors Deferred Compensation Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K.

A participant may choose to receive the deferred amounts upon ceasing to be a member of the Company’s Board of Directors in a lump sum payment or in installments over a set period of up to 15 years. However, in the event a participant ceases being a member of the Company’s Board of Directors prior to age 55, the balance in such participant’s deferral account shall be distributed in a lump sum to the participant within 30 days of the date the participant ceases being a member of the Company’s Board of Directors. In the event a participant ceases being a member of the Company’s Board of Directors prior to attainment of at least 55 years of age and after the occurrence of a Change of Control, the balance in such director’s deferral account, including interest payable at 150 percent of the average Mergent’s Index rate, shall be distributed in a lump sum to the director within 30 days after the date the director ceases being a member of the Board of Directors.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number:          Title:

10.1           Ameren Deferred Compensation Plan

10.2     Ameren Deferred Compensation Plan for Members of the Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

Date: December 5, 2006

Exhibit Index

Exhibit No.                Title

10.1                    Ameren Deferred Compensation Plan

10.2                    Ameren Deferred Compensation Plan for Members of the Board of Directors